Exhibit 99.1

PC Connection, Inc. (CNXN) to Release Third Quarter Results; Provides Estimated Results

MERRIMACK, N.H.--(BUSINESS WIRE)--October 17, 2017--Connection (PC Connection, Inc.; NASDAQ: CNXN), an industry-leading technology solutions provider of a full range of information technology (IT) solutions to business, government, and education markets, today announced certain estimated financial results for the quarter ended September 30, 2017.

Connection expects to report revenue in the range of $725 million to $730 million for the third quarter ended September 30, 2017, representing growth of approximately 3% year over year. Gross profit for the third quarter is expected to range between $95 million and $98 million. In addition, for the third quarter, Connection expects to report net income of between $12.5 million and $13.5 million and diluted earnings per share from $0.48 to $0.50. Estimated third quarter results reflect a modest increase in revenue but at slightly lower gross margins.

“In the quarter, we were affected by Hurricanes Harvey and Irma. We experienced delays in shipments from key suppliers and an inability to receive products by affected customers, which impacted our third quarter revenue by approximately three percent,” said Tim McGrath, President and Chief Executive Officer. “The decline in gross profit was further attributed to a competitive demand environment and adjustments in certain vendor channel programs. We are working to address these issues, and we continue to be focused on our expense management and on our operational efficiencies,” concluded Mr. McGrath.

The Company will release its third quarter operating results after close of market on Thursday, October 26, 2017. At 4:30 p.m. ET on that date, management will review these results during their quarterly conference call. To access the conference call, please dial 877-776-4016 (US) or 973-638-3231 (International). The conference call will be available to the general public on a live webcast—in listen-only mode—on the company’s website at http://ir.connection.com. To access the replay of the call, please dial 855-859-2056 or 404-537-3406 and enter the access code 7598919.

About Connection

PC Connection, Inc. and its subsidiaries, dba Connection, (www.connection.com; NASDAQ: CNXN) is a Fortune 1000 company headquartered in Merrimack, NH. With offices throughout the United States, Connection delivers custom-configured computer systems overnight from its ISO 9001:2008 certified technical configuration lab at its distribution center in Wilmington, OH. In addition, the Company has over 2,500 technical certifications to ensure that it can solve the most complex issues of its customers. Connection also services international customers through its GlobalServe subsidiary, a global IT procurement and service management company. Investors and media can find more information about Connection at http://ir.pcconnection.com.

Connection – Business Solutions (800-800-5555), (the original business of PC Connection) operating through our PC Connection Sales Corp. subsidiary, is a rapid-response provider of IT products and services serving primarily the small- and medium-sized business sector. It offers more than 300,000 brand-name products through its staff of technically trained sales account managers, publications, and its website at www.connection.com.

Connection – Public Sector Solutions (800-800-0019), operating through our GovConnection, Inc. subsidiary, is a rapid-response provider of IT products and services to federal, state, and local government agencies and educational institutions through specialized account managers, publications, and online at www.connection.com/publicsector.

Connection – Enterprise Solutions (561-237-3300), www.connection.com/enterprise, operating through our MoreDirect, Inc. subsidiary, provides corporate technology buyers with best-in-class IT solutions, in-depth IT supply-chain expertise, and access to over 300,000 products and 1,600 vendors through TRAXX™, a proprietary cloud-based eProcurement system. The team’s engineers, software licensing specialists, and project managers help reduce the cost and complexity of buying hardware, software, and services throughout the entire IT lifecycle.

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"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are based on currently available information, operating plans, and projections about future events and trends. Terms such as "believe," "expect," "intend," "plan," "estimate," "anticipate," "may," “should,” "will," or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements include such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the impact of changes in market demand and the overall level of economic activity and environment, or in the level of business investment in information technology products, product availability and market acceptance, new products, continuation of key vendor and customer relationships and support programs, the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, fluctuations in operating results and the ability of the Company to manage personnel levels in response to fluctuations in revenue, the ability of the Company to hire and retain qualified sales representatives and other essential personnel, and other risks detailed in the Company's filings with the Securities and Exchange Commission, including under the caption "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2016. The Company assumes no obligation to update the information in this press release or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise, except as required by law.

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CONTACT:
Investor Relations Contact:
Connection
William Schulze, 603-683-2262
Vice President, Interim Treasurer & Chief Financial Officer
william.schulze@connection.com